As filed with the Securities and Exchange Commission on June 28, 2004
                                                   Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            UIL HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


        CONNECTICUT                                  06-1541045
 (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)


                                157 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06506
                    (Address of Principal Executive Offices)

                         THE UNITED ILLUMINATING COMPANY
                      401(K)/EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)

                                 SUSAN E. ALLEN
                            UIL HOLDINGS CORPORATION
                                157 CHURCH STREET
                               NEW HAVEN, CT 06506
                                 (203) 499-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

   Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               NOEL E. HANF, ESQ.
                               WIGGIN AND DANA LLP
                                ONE CENTURY TOWER
                          NEW HAVEN, CONNECTICUT 06508
                                 (203) 498-4400


                         CALCULATION OF REGISTRATION FEE


TITLE OF  EACH CLASS OF              AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES TO BE                   REGISTERED       OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION FEE
     REGISTERED (1)                                          SHARE (2)             PRICE
-------------------------------- -------------------- -------------------- ---------------------- --------------------
COMMON STOCK, NO PAR VALUE          146,690 SHARES          $46.23             $6,781,016.40             $859.15
================================ ==================== ==================== ====================== ====================

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the Plan after a stock split, stock dividend or other similar transaction. In addition, pursuant to Rule 416 (c) under the 1933 Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 21, 2004.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement on Form S-8 is being filed by UIL Holdings Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), (i) 146,690 shares of Common Stock, no par value of the Corporation ("Common Stock") for issuance pursuant to The United Illuminating Company 401(k)/Employee Stock Ownership Plan (the "Plan").

         The document(s) containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the Participants in the Plan, as specified by Rule 428(b)(1). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the 1933 Act.




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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Annual Report"), filed on March 1, 2004;

         (b) the Registrant's Annual Report on Form 11-K of the Plan for the year ended December 31, 2003, filed on June 28, 2004;

         (c) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 7, 2004;

         (d)  the Registrant's Current Report on Form 8-K, dated May 10, 2004;

         (e)  the Registrant's Current Report on Form 8-K, dated June 22, 2004;
              and

         (f) the description of the Registrant's Common Stock set forth in Exhibit No. 5 to the Registrant's Registration Statement (File No. 001-15995) on Form 8-A, filed July 20, 2000.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide, without charge, to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, UIL Holdings Corporation, 157 Church Street, New Haven, Connecticut, 06506.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 33-772 of the Connecticut Business Corporation
Act (the "CBCA") provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the CBCA permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith;
(B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the CBCA provides that a Connecticut corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the CBCA, as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

                  Section 7 of the Registrant's certificate of incorporation provides in pertinent part that no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the CBCA to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability, under Section 33-757 of the CBCA, for voting for or assenting to an unlawful distribution to shareowners.

                  Section 8 of the Registrant's certificate of incorporation provides in pertinent part that the Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the CBCA, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in
Section 33-840 of the CBCA, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation,
(d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) arose, under
Section 33-757 of the CBCA, for voting for or assenting to an unlawful distribution to shareowners.

                  Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify against the same liability.

                  The Registrant maintains directors and officers liability insurance policies which, together with the Registrant's other liability insurance policies, provide substantial coverage for sums that its directors and officers shall be legally obligated to pay and shall pay or by final judgment be adjudged to pay as damages, judgments, settlements and costs, charges and expenses arising from any claim or claims that may be made, and for which the Registrant has not provided reimbursement, by reason of such director or officer being or having been a director or officer of the Registrant or of another corporation for which he or she is serving or has served at the request of the Registrant as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
No.      Description
-------  -----------

4.1 Copy of Certificate of Incorporation of UIL Holdings Corporation, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report (Form 10-Q) for the fiscal quarter ended September 30, 2000, and incorporated herein by this reference).

4.2      Copy of Bylaws of UIL Holdings Corporation, as amended (filed as
         Exhibit 3.2a to the Registrant's Quarterly Report (Form 10-Q) for the fiscal quarter ended June 30, 2002, and incorporated herein by this reference).

4.3      The United Illuminating Company 401(k)/Employee Stock Ownership Plan

5.1      Opinion of Wiggin and Dana LLP.

23.1     Consent of Wiggin and Dana LLP (filed as part of Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Dworken, Hillman, LaMorte & Sterczala

24.1     Power of Attorney (included on the signature page hereof).


The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on this 28 day of June, 2004

                                   UIL HOLDINGS CORPORATION



                             By    /s/ Nathaniel D. Woodson
                                  ---------------------------
                                   Nathaniel D. Woodson
                                   Chairman of the Board of Directors,
                                   President and Chief Executive Officer



                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (the "undersigned") constitutes and appoints Nathaniel
D. Woodson and Louis J. Paglia and either of them the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                         Title                          Date
      ---------                         -----                          ----

/s/ Nathaniel D. Woodson       Chairman of the Board of Directors, June 28, 2004
------------------------       President, and Chief Executive
Nathaniel D. Woodson           Officer and Director (principal
                               executive officer)

/s/ Louis J. Paglia            Executive Vice President and Chief  June 28, 2004
-------------------            Financial Officer (principal
Louis J. Paglia                financial and principal accounting
                               officer)

/s/ Thelma R. Albright         Director                            June 28, 2004
----------------------
Thelma R. Albright

 /s/ Marc C. Breslawsky        Director                            June 28, 2004
----------------------
Marc C. Breslawsky

/s/ David E. A. Carson         Director                            June 28, 2004
----------------------
David E. A. Carson

/s/ Arnold L. Chase            Director                            June 28, 2004
-------------------
Arnold L. Chase

/s/ John F. Croweak            Director                            June 28, 2004
-------------------
John F. Croweak

/s/ Betsy Henley-Cohn          Director                            June 28, 2004
---------------------
Betsy Henley-Cohn

/s/ John L. Lahey              Director                            June 28, 2004
-----------------
John L. Lahey

/s/ F. Patrick McFadden, Jr.   Director                            June 28, 2004
----------------------------
F. Patrick McFadden, Jr.

/s/ Daniel J. Miglio           Director                            June 28, 2004
--------------------
Daniel J. Miglio

/s/ William F. Murdy           Director                            June 28, 2004
---------------------
William F. Murdy

                               Director
--------------------
James A. Thomas

         Pursuant to the requirements of the 1933 Act, the administrators of the Plan have caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on June 28, 2004.

                           THE UNITED ILLUMINATING
                           COMPANY 401(K)/EMPLOYEE
                           STOCK OWNERSHIP PLAN



                         By    /s/ Susan Mullen,
                           ------------------------
                           Susan Mullen,
                           Chair of the Employees' Benefit Committee

                                INDEX TO EXHIBITS

Exhibit
No.      Description
-------  -----------

4.1 Copy of Certificate of Incorporation of UIL Holdings Corporation, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report (Form 10-Q) for the fiscal quarter ended September 30, 2000, and incorporated herein by this reference).

4.2      Copy of Bylaws of UIL Holdings Corporation, as amended (filed as
         Exhibit 3.2a to the Registrant's Quarterly Report (Form 10-Q) for the fiscal quarter ended June 30, 2002, and incorporated herein by this reference).

4.3      The United Illuminating Company 401(k)/Employee Stock Ownership Plan

5.1      Opinion of Wiggin and Dana LLP.

23.1     Consent of Wiggin and Dana LLP (filed as part of Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Dworken, Hillman, LaMorte & Sterczala

24.1     Power of Attorney (included on the signature page hereof).





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